UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

  WESTCORE TRUST

(Name of Registrant as Specified In Its Charter)

  ___________________________________

(Name of Person Filing Proxy Statement, if other than the Registrant)

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Good morning/afternoon, this is XX with Westcore Funds.

We are contacting you today because, as you may already know, Denver Investments, the adviser to the Westcore Funds, has agreed to be acquired by Segall Bryant & Hamill, LLC (“SBH”).

If you have clients who held shares of the Westcore Funds as of the record date of January 22, 2018, they will be receiving proxy materials seeking the approval of a new investment advisory agreement with SBH. Okapi Partners, our proxy solicitor, will begin to solicit votes on behalf of the Westcore Trust in mid-February.

We would like to obtain shareholder approval as soon as possible; therefore, please encourage your clients to vote as soon as possible.

If you have any questions, please let us know, or contact Okapi Partners at 888-785-6709. If you would like to view the proxy materials, they can be accessed at www.okapivote.com/westcore.

Thank you for your support and for using Westcore Funds.

All investing involves risk, including potential loss of principal.

An investor should consider investment objectives, risks, charges and expenses of the Fund(s) carefully before investing. To obtain a prospectus, please call 800.734.WEST (9378) or visit www.westcore.com. Please read the prospectus carefully before investing.

Westcore Funds are distributed by ALPS Distributors, Inc. ALPS Distributors, Inc. is not affiliated with Segal, Bryant & Hamill LLC.

The mountain logo together with "Westcore Funds Denver Investments" is a registered service mark of Denver Investments.

Hi XX,

As you may know, Denver Investments, the adviser to the Westcore Funds, has agreed to be acquired by Segall Bryant & Hamill, LLC ("SBH"). If you have clients who held shares of the Westcore Funds as of the record date of January 22, 2018, they will be receiving proxy materials seeking the approval of a new investment advisory agreement with SBH.

We are committed to making this necessary solicitation process as simple as possible for you and your clients.

Timing of the proxy solicitation

Okapi Partners, our proxy solicitor, will begin to solicit votes on behalf of the Westcore Trust in mid-February. Your clients may receive a telephone solicitation from Okapi Partners in connection with the Special Meeting of Shareholders scheduled for March 22, 2018.

If you have discretion to vote on behalf of your clients - the proxy solicitor just needs an email from you

If you have discretion to vote on behalf of your clients, Okapi Partners can take direction from you and get your clients' shares voted quickly and easily, provided they are listed in Okapi's database. This will reduce the likelihood of your clients being contacted, although this may still happen, depending on how the shares are registered.

Okapi Partners needs only an email from you stating, "I am authorized to vote on the listed accounts", and how you want those shares voted. For example, "Vote with Board Recommendation for all proposals". Okapi would just need a spreadsheet with clients' names, addresses and share positions, along with ticker symbol.

If you do not have discretion - your clients can email Okapi Partners directly

Okapi can also take voting directions via email directly from your client (provided they are listed in Okapi's database) if you do not have discretion to vote on their behalf. We would like to obtain shareholder approval as soon as possible; therefore, please encourage your clients to vote as soon as possible.

In the attached document, you will find further detail about the proposal and voting instructions.

If you have any questions, please let us know, or contact Okapi Partners at 888-785-6709.

Thank you for your support.

Sincerely,

The Westcore Advisor Support Team

Westcore Funds

(800) 734 - WEST (9378)

advisorsupport@westcore.com

www.westcore.com

All investing involves risk, including potential loss of principal.

An investor should consider investment objectives, risks, charges and expenses of the Fund(s) carefully before investing. To obtain a prospectus, please call 800.734.WEST (9378) or visit www.westcore.com. Please read the prospectus carefully before investing.

Westcore Funds are distributed by ALPS Distributors, Inc. ALPS Distributors, Inc. is not affiliated with Segal, Bryant & Hamill LLC.

The mountain logo together with "Westcore Funds Denver Investments" is a registered service mark of Denver Investments.

WES003688 04302018

Westcore Funds, Republic Plaza, 370 17th Street, Suite 5000, Denver, CO 80202